Crosswalk.com, Inc.
COMPUTATION OF EARNINGS PER SHARE
30-JUN-00






BASIC EARNINGS PER SHARE:                                     Common   Exercise   Assumed                         Assumed
                                                              Shares    Price    Proceeds      IPO Price        Treas. Stk.
                                                              ------    -----    --------      ---------        -----------
Beginning balance

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period
Cancellation of warrant
Cancellation of warrant
Cancellation of warrant
Cancellation of warrant

Stock issued in period:
Employee Compensation
Employee Compensation
Asset Purchase Agreement
Compensation for advertising
Compensation for advertising
Compensation for advertising
Compensation for advertising

Exercise of Stock Options in period:




----------------------------------------------------------

End of period
Days Outstanding from Beginning of Period
----------------------------------------------------------



Net Loss
----------------------------------------------------------



Net Loss per Share:  Diluted and Basic
==========================================================


30-JUN-00                                                                                     SIX MONTHS ENDED JUNE 30, 2000




BASIC EARNINGS PER SHARE:                                     Net Shares           Total          Grant/Purch.         Days
                                                                 Added             Shares             Date         Outstanding
                                                                 -----             ------             ----         -----------
Beginning balance                                                                7,592,972          01/01/00             182


Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                                47,409          01/01/98             182
Cancellation of warrant                                                              (320)          04/01/00              91
Cancellation of warrant                                                              (158)          04/03/00              89
Cancellation of warrant                                                              (982)          04/04/00              88
Cancellation of warrant                                                              (219)          04/05/00              87

Stock issued in period:
Employee Compensation                                                706               706          01/10/00             173
Employee Compensation                                                656               656          01/21/00             162
Asset Purchase Agreement                                           5,000             5,000          02/01/00             151
Compensation for advertising                                      33,165            33,165          01/28/00             155
Compensation for advertising                                       5,853             5,853          02/17/00             135
Compensation for advertising                                      39,267            39,267          04/06/00              86
Compensation for advertising                                       6,929             6,929          04/06/00              86
Compensation for advertising                                       5,100             5,100          05/11/00              51
Compensation for advertising                                         900               900          05/11/00              51

Compensation for advertising period:                               3,288             3,288          04/03/00              89
                                                                   2,808             2,808          04/04/00              88
                                                                   2,100             2,100          04/04/00              88
                                                                  10,000            10,000          04/04/00              88

------------------------------------------------------------

End of period                                                                    7,708,744
Days Outstanding from Beginning of Period
------------------------------------------------------------



Net Loss
------------------------------------------------------------



Net Loss per Share:  Diluted and Basic
============================================================

30-JUN-00                                                          SIX MONTHS ENDED JUNE 30, 2000


                                                                  Diluted                  Basic
                                                                  Weighted                Weighted
BASIC EARNINGS PER SHARE:                                          Shares                  Shares
                                                                   ------                  ------
Beginning balance                                            1,381,920,904             1,381,920,904


Grant/Exercise of warrants:                                      8,828,438                         -
Assumed issued and outstanding - beginning of period               (29,120)                        -
Cancellation of warrant                                            (14,062)                        -
Cancellation of warrant                                            (86,416)                        -
Cancellation of warrant                                            (19,053)                        -
Cancellation of warrant

Stock issued in period:                                          3,376,962                 3,376,962
Employee Compensation                                              122,138                   122,138
Employee Compensation                                              106,272                   106,272
Asset Purchase Agreement                                           755,000                   755,000
Compensation for advertising                                     5,140,575                 5,140 575
Compensation for advertising                                       790,155                   790,155
Compensation for advertising                                     3,376,962                 3,376,962
Compensation for advertising                                       595,894                   595,894
Compensation for advertising                                       260,100                   260,100
Compensation for advertising                                        45,900                    45,900


Exercise of Stock Options in period:                               292,632                   292,632
                                                                   247,104                   247,104
                                                                   184,800                   184,800
                                                                   880,000                   880,000

----------------------------------------------------------  ---------------------  --------------------
End of period                                                1,403,198,223            1,394,9718,436
Days Outstanding from Beginning of Period                              182                       182
----------------------------------------------------------  ---------------------  --------------------
                                                                 7,709,880                 7,663,288


Net Loss                                                        (6,200,590)               (6,200,590)
----------------------------------------------------------  ---------------------  --------------------



Net Loss per Share:  Diluted and Basic                               (0.80)                    (0.81)
================================================================================= =====================

Crosswalk.com, Inc.
COMPUTATION OF EARNINGS PER SHARE

30-JUN-00                                                                                     THREE MONTHS ENDED JUNE 30, 2000




BASIC EARNINGS PER SHARE:                                     Net Shares           Total          Grant/Purch.         Days
                                                                 Added             Shares             Date         Outstanding
                                                                 -----             ------             ----         -----------
Beginning balance                                                                7,638,352          04/01/00              91

Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                                47,409          01/01/98              91
Cancellation of warrant                                                              (320)          04/01/00              91
Cancellation of warrant                                                              (158)          04/03/00              89
Cancellation of warrant                                                              (982)          04/04/00              88
Cancellation of warrant                                                              (219)          04/05/00              87

Stock issued in period:
Compensation for advertising                                      39,267            39,267          04/06/00              86
Compensation for advertising                                       6,929             6,929          04/06/00              86
Compensation for advertising                                       5,100             5,100          05/11/00              51
Compensation for advertising                                         900               900          05/11/00              51

Exercise of Stock Options in period:                               3,288             3,288          04/03/00              89
                                                                   2,808             2,808          04/04/00              88
                                                                   2,100             2,100          04/04/00              88
                                                                  10,000            10,000          04/04/00              88

------------------------------------------------------------

End of period                                                                    7,708,744
Days Outstanding from Beginning of Period
------------------------------------------------------------



Net Loss
------------------------------------------------------------



Net Loss per Share:  Diluted and Basic
============================================================

30-JUN-00                                                          THREE MONTHS ENDED JUNE 30, 2000


                                                                  Diluted                  Basic
                                                                  Weighted                Weighted
BASIC EARNINGS PER SHARE:                                          Shares                  Shares
                                                                   ------                  ------
Beginning balance                                              695,090,032               695,090,032


Grant/Exercise of warrants:                                      4,314,219                         -
Assumed issued and outstanding - beginning of period               (29,120)                        -
Cancellation of warrant                                            (14,062)                        -
Cancellation of warrant                                            (86,416)                        -
Cancellation of warrant                                            (19,053)                        -
Cancellation of warrant

Stock issued in period:                                          3,376,962                 3,376,962
Compensation for advertising                                       595,894                   595,894
Compensation for advertising                                       260,100                   260,100
Compensation for advertising                                        45,900                    45,900
Compensation for advertising
                                                                   292,632                   292,632
Exercise of Stock Options in period:                               247,104                   247,104
                                                                   184,800                   184,800
                                                                   880,000                   880,000


----------------------------------------------------------  ---------------------  --------------------

End of period                                                  705,138,992                700,973,424
Days Outstanding from Beginning of Period                               91                         91
----------------------------------------------------------  ---------------------  --------------------
                                                                 7,748,780                  7,703,005


Net Loss                                                        (2,015,304)                (2,015,304)
----------------------------------------------------------  ---------------------  --------------------



Net Loss per Share:  Diluted and Basic                               (0.26)                    (0.26)
================================================================================= =====================
